UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue

Norwalk, Connecticut 06854

(Address of principal executive office) (Zip Code)

203-401-8200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	The New York Stock Exchange
9.50% Series A Perpetual Preferred Stock, par value $0.0001	BMNP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, BMNR Subsidiary One, LLC (“BMNR Subsidiary One”), a subsidiary of Bitmine Immersion Technologies, Inc. (the “Company”), and Ethereum Tower LLC (“Ethereum Tower”) entered into a Management Services Agreement, dated March 24, 2026 (the “MSA”), pursuant to which Ethereum Tower provided strategic planning and operational management services relating to the Company’s Ethereum staking operations. On September 4, 2026, BMNR Subsidiary One and Ethereum Tower entered into a Mutual Termination Agreement (the “Termination Agreement”) to terminate the MSA.

Under the MSA, Ethereum Tower was entitled to receive a revenue participation fee based on a percentage of net revenue derived from staking operations of Standard Validator LLC (now known as MAVAN Holdings LLC) (the “Company Subsidiary”) involving Company-owned Ethereum tokens. The MSA had an initial term of ten years and could be terminated by BMNR Subsidiary One for convenience upon 180 days’ prior written notice, or by either party for cause. In the event of early termination by BMNR Subsidiary One other than for cause, Ethereum Tower had the right to elect either continued revenue participation for the remainder of the term or a lump sum payment.

The Termination Agreement provides that the MSA was terminated effective as of the close of business on September 3, 2026. In connection with the Termination Agreement, each party waived any notice period or requirement under the MSA, including the 180-day notice requirement under the MSA. Amounts accrued but unpaid through September 3, 2026, remain payable in accordance with the terms of the MSA, and provisions of the MSA that by their terms survive termination continue in effect. The Company did not incur any material early termination penalties in connection with the termination of the MSA.

In connection with the termination of the MSA, the Company Subsidiary entered into a new services agreement with American Validator LLC, an affiliate of Ethereum Tower, effective September 4, 2026, pursuant to which American Validator LLC will provide advisory services to the Company Subsidiary relating to its Ethereum staking operations, in exchange for a simplified fee of 1.50% of staking rewards on Company-staked Ethereum.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release (the “Press Release”) announcing an update on the Company’s operations. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Mutual Termination Agreement, effective September 3, 2026, by and between BMNR Subsidiary One, LLC and Ethereum Tower LLC.
99.1	Press Release, dated September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: September 8, 2026	By:	/s/ Young Kim
	Name:	Young Kim
	Title:	Chief Financial Officer and Chief Operating Officer